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                                                                    Exhibit 23.A

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in Lockheed Martin Corporation's Registration Statement (Form S-8) pertaining to the Lockheed Martin Corporation Retirement Savings Plan for Salaried Employees and the Lockheed Martin Corporation Operations Support Savings Plan of our report dated January 20, 1997 (except for Note 3 which is dated February 3, 1997), with respect to the consolidated financial statements of Lockheed Martin Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                                 /s/ ERNST & YOUNG LLP


Washington, DC
October 1, 1997